BROKER-DEALER SELLING AGREEMENT (VARIABLE PRODUCTS)

This Broker-Dealer Selling Agreement (the "Agreement") is made effective as of this    day of   , 20  , by and between Transamerica Life Insurance Company ("TLIC"), Transamerica Capital, Inc. (“TCI”), a broker-dealer registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 ("1934 Act") and a member of the Financial Industry Regulatory Authority ("FINRA"), and     ("Broker-Dealer"), also a broker- dealer registered with the SEC under the 1934 Act and a member of FINRA, and any and all insurance agency affiliates (“Agencies") of this Broker-Dealer, (hereinafter Broker-Dealer and Agencies are collectively referred to as "Producers" or “you”).  Such affiliates are named in the Appendix of this Agreement.  The Appendix lists any assumed names used by Broker-Dealer in any state in order to comply with state insurance licensing requirements.  This Agreement pertains only to the insurance products for which compensation arrangements for the distribution of such insurance products are set forth in schedules attached hereto or furnished in connection herewith.  This Agreement does not supersede or replace agreements, if any, which may be in effect between the parties hereto with respect to the distribution of insurance products other than those identified in said schedules.

RECITALS

WHEREAS, TLIC offers for sale certain variable life insurance products (hereinafter collectively referred to as the "Variable Products"); WHEREAS, TCI is the principal underwriter of the Variable Products;

WHEREAS, TLIC and TCI are sometimes collectively referred to as “the Companies”;

WHEREAS, TLIC and TCI propose to have Broker-Dealer's registered representatives ("Representatives"), who are also licensed and appointed as life insurance agents of TLIC, solicit sales of the Variable Products;

WHEREAS, TLIC and TCI propose to have Producers provide certain supervisory and administrative services as described herein in connection with the solicitation of sales of the Variable Products.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.
Appointment- TLIC hereby appoints Agencies under the insurance laws and authorizes Broker-Dealers under the securities laws to supervise Representatives in connection with the solicitation of the Variable Products and to provide certain services as described herein. The appointment and authorization in this Agreement are limited to those jurisdictions where TLIC, TCI, Broker- Dealer,  and  Agencies  hold  all  required  licenses  and  governmental  authorizations  for  the  activities  contemplated  by  this Agreement.  TLIC is not licensed to conduct insurance business in the State of New York and this Agreement does not authorize any person to act as an insurance agent in the State of New York on its behalf.  Producers and their Representatives shall not, on behalf of TLIC, conduct any solicitation or sales activity in the State of New York.      Broker-Dealer agrees that its authority is limited to the solicitation and marketing of the Variable Products in accordance with this Agreement and Broker-Dealer agrees that it will not make, alter, modify or discharge any policy or extend any provision thereof or incur any debts or liability against TLIC.  Nothing in this Agreement shall create or be construed to create an exclusive authority to represent TLIC or to effect sales of the Variable Products, either with respect to a specific geographic territory, or otherwise.   Producers shall be acting as independent contractors in performing their duties hereunder, and not as employees of TLIC.

2.
Supervision  of  Representatives-     Broker-Dealer  shall  have  full  responsibility  for  the  training  and  supervision  of  all Representatives and any other persons associated with Producers who are engaged directly or indirectly in the offer or sale of the Variable Products and all such persons shall be subject to the control of Broker-Dealer with respect to such persons' securities- regulated activities in connection with the Variable Products.  Broker-Dealer will establish rules, procedures and supervisory and inspection techniques necessary to diligently supervise the activities of its Representatives.

Producers will cause the Representatives to be trained in the sale of the Variable Products; will use their best efforts to cause such Representatives to qualify under applicable federal and state laws to engage in the sale of the Variable Products; and will cause such Representatives to be registered representatives of Broker-Dealer before such Representatives engage in the solicitation of applications for the Variable Products and will cause such Representatives to limit solicitation of applications for the Variable Products to jurisdictions where TLIC has authorized such solicitation.  Broker-Dealer has full responsibility in connection

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with the training, supervision and control of the Representatives as contemplated by Section 15(b)(4)(E) of the 1934 Act.  Broker- Dealer shall certify Representatives' qualifications to the satisfaction of TLIC and TCI, including certifying a General Letter of Recommendation set forth in Exhibit A hereto.  Producers shall ensure that the Variable Products are offered, sold and serviced only through Representatives who comply with all appropriate state insurance and securities licensing requirements.

Broker-Dealer shall cause the Representatives to comply with all provisions of the then current prospectuses and Statements of Additional Information of the Variable Products, including but not limited to policies and procedures designed to prevent disruptive trading and market timing.

3.
Representative's  Application-    Producers  shall  cause  each  such  Representative  to  execute  a  Producer  Appointment Application with TLIC before a Representative shall be permitted to solicit applications for the sale of the Variable Products.  TLIC shall furnish Producers with copies of Producer Appointment Applications for execution by the Representatives.  Notwithstanding such submission, TLIC shall have sole discretion to appoint, refuse to appoint, discontinue, or terminate the appointment of any Representative as an insurance agent of TLIC.

4.
Notice of Representative's Noncompliance-  In the event a Representative fails or refuses to submit to supervision of Broker- Dealer, ceases to be a registered representative of Broker-Dealer, or fails to meet the rules and standards imposed by Producers on their Representatives, Producers shall immediately notify TLIC and such Representative that he or she is no longer authorized to solicit sales of the Variable Products, and Producers shall take whatever additional action may be necessary to terminate the sales activities of such Representative relating to the Variable Products.

5.
Compliance with FINRA’ s Conduct Rules and Federal and State Securities and Insurance Laws-   All parties agree to observe and comply with the existing laws, rules and regulations of applicable local, state or federal regulatory authorities and with those laws, rules and regulations, which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted. Pursuant to FINRA Rule 2320 entitled “Variable Contracts of an Insurance Company”, subsections (e) and (f), the parties agree that all sales commission shall  be returned to TLIC if a variable contract is tendered for redemption  within seven business days after acceptance of the contract application and the parties also agree that TLIC, upon the receipt of a request in proper from for partial or total redemption in accordance with the provisions a variable contract shall make prompt payment of the amounts requested and payable under the contract in accordance with the terms thereof, and, if applicable, the prospectus, the Investment Company Act and applicable rules thereunder.   Producers shall fully comply with the requirements of the 1934 Act and all other applicable federal or state laws applicable to the solicitation and service of the Variable Products and will  establish such rules and procedures as may be necessary to ensure diligent supervision of the securities and insurance activities of Representatives. Producers agree to maintain appropriate books and records concerning the activities of their Representatives as required by the SEC, FINRA or other regulatory agencies having jurisdiction, or under applicable state insurance laws or regulations.   Upon reasonable request by TLIC or TCI, Producers shall furnish such appropriate records as may be necessary to establish such diligent supervision.

6.    Code of Professional Conduct, Privacy, GLBA, HIPAA, and Other Matters. – Producers agree to comply with the ethical concepts as set forth in TLIC’s  Code of Professional Conduct for Producers and Employees.   The topics below and other principles and standards applicable to the Producer’s daily conduct can be found in the Practical Guide to Professional Conduct located on TLIC’s website. These policies, procedures and guidelines can be changed from time to time.

6(a). Privacy – Producers agree to comply with all applicable laws and regulations to protect the privacy of nonpublic information that Producers have about an applicant, owner, insured, beneficiary or other person who seeks to obtain, obtains or has obtained a product or service from the Companies.  If Producers receive any such nonpublic information from the Companies, Producers will maintain the confidentiality of such information and understand that Producers are prohibited from using such information other than to carry out the purpose for which such information was disclosed. Producers agree to take reasonable measures to secure and safeguard such nonpublic information in Producer’s possession (including appropriate destruction and disposal methods when appropriate).   You also agree to notify the Companies within 48 hours upon learning of an actual or potential breach involving the privacy or security of any nonpublic client information in your possession, or in the possession of your employee, agent, representative, or vendor/subcontractor.

6(b). Compliance with GLBA – You shall comply with the privacy requirements of the Gramm-Leach-Bliley Act and its rules and regulations as any of the same may be amended or superseded from time to time (“GLBA”).  Compliance with GLBA includes the following:

(i)           You may use or disclose Nonpublic Personal Financial Information only to perform your services under this Agreement, as specifically provided in Section 6(e)(iii) below, or as required by law.  “Nonpublic Personal Financial Information” means personally identifiable financial information and includes any list, description, or other grouping of consumers (and publicly available information pertaining to them) that is derived using any nonpublic personal information; provided, however, that the above definition shall be superseded and replaced to the extent that the definition of Nonpublic Personal Financial Information under Title V of Public Law 106-102, Section 509, subsection (4), as the same may be amended or superseded from time to time, differs from this definition.

(ii)          You shall maintain appropriate administrative, physical and technical safeguards to prevent prohibited uses

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or disclosures of Nonpublic Personal Financial Information.

(iii)           You shall require that your sub-agents, directors, officers, and employees who have access to Nonpublic
Personal Financial Information agree in writing to the same restrictions and conditions that apply to you.

6(c). Business Associates Agreement for Compliance with   HIPAA – If you will solicit applications for certain products involving health care components, including, without limitation any product which includes a long-term care rider or benefit, then prior to any such solicitation you and TLIC shall  enter into the Business Associates Agreement attached hereto as Exhibit C.

6(d).  Anti-Money Laundering - Pursuant to the USA PATRIOT Act, you acknowledge that your firm has procedures in place that provide satisfactory evidence of the identity of any party on whose behalf you may act, and such information has been recorded and maintained by your firm. You will comply with all applicable laws (including the Bank Secrecy Act as amended by the USA PATRIOT Act of 2001) and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions and will take all necessary and appropriate steps, consistent with applicable regulations and generally accepted industry practices, to (i) obtain, verify, and retain information with regard to investor identification and source of investor funds, and (ii) to maintain records of all investor transactions.  You will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Companies and/or their agents with any requested information about investors and accounts in the event that they shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority.  You will, to the extent permitted by applicable law and regulations, notify the Companies and/or their agents of any concerns that you may have in connection with any investor in the context of relevant anti-money laundering legislation/regulations.

6(e).  Electronic  Imaging  and  Transmission  of  Documents  and  Information  -  Producers  agree to  comply  with the
Companies’ rules for electronic imaging and transmission of documents.

6(f). Suitability - Producers agree to comply with all applicable laws, regulations and company policies pertaining to requirements that products be suitable for the purchaser.

7.     Prospectus, Sales Promotion Material and Advertising- Producers shall be provided with, and Producers shall forward to Representatives, prospectuses relating to the Variable Products and such other material as TLIC and TCI determine to be necessary or desirable for use in connection with sales of the Variable Products.  Producers shall ensure that no sales promotion, marketing or advertising materials related to the Variable Products shall be used by Representatives unless the specific item has been approved by TLIC or TCI in writing prior to use.

8.     Applications- Producers shall cause all applications for the Variable Products to be made on application forms supplied by TLIC and all payments collected by Producers or any Representative to be remitted promptly in full, together with such application forms and any other documentation, directly to TLIC at the address indicated on such application.  Producers shall review all such applications for completeness and suitability.  Checks or money orders in payment on any such policy shall be drawn to the order of TLIC.  All applications are subject to acceptance or rejection by TLIC at its sole discretion.  Producers agree to remit in full to TLIC immediately upon receipt all premiums received on such applications, forms and any other required documentation obtained in respect of participants in the Variable Products.

9.
Compensation-  Compensation  shall  be paid to Broker-Dealer  or Agencies,  whichever  is authorized to receive insurance commissions under applicable insurance and other laws, by TLIC acting on behalf of TCI in accordance with the Commission Schedules attached hereto as an Addendum.  Compensation paid to the Representatives by Producers on the Variable Products solicited by the Representative and issued by TLIC will be governed by agreements between Producers and the Representatives. Producers shall, in turn, pay Representatives amounts due them in connection with the sales of the Variable Products.  Unless all parties agree otherwise in writing, Representatives shall look solely to Producers for payment of such amounts.  Producers expressly authorize TLIC to deduct at any time any indebtedness or obligations Representatives owe TLIC from any monies due under this Agreement.  If a policy owner files a written request (change of representative and/or Broker-Dealer authorization) with TLIC that such owner’s Variable Products be serviced through a new representative and/or Broker-Dealer, the former Broker-Dealer and registered representative shall not be entitled to any future compensation generated by such Variable Products after the date of such transfer, except that TLIC or TCI reserves the right to retain such compensation to satisfy any outstanding debt, liens or other obligations owed to TLIC or TCI.  Upon  termination of this Agreement, all compensation to Producers hereunder shall cease; however, (i) Producers shall continue to be liable for chargebacks pursuant to the provisions of Commission Schedules or for any other amounts advanced by or otherwise due TLIC hereunder, and (ii) Producers shall receive any commissions due under such Schedule (continuing or otherwise) arising out of Variable Products sold by a Representative prior to termination of this Agreement, provided that the obligation to pay such commissions shall cease after the tenth (10th) year following the date of issue of the Variable Products.  Producers shall have no interest in any surrender charges, deductions or other fees payable to TLIC.

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The Producers  grant TLIC and TCI a first lien on all commissions  and any other compensation  payable by them  to the Producers under this Agreement or under any other existing or future agreement with TLIC and/or TCI, as security for the payment of any existing or future debit balance or other indebtedness of the Producers to TLIC.  TLIC and TCI may at any time and from time to time, with or without notice or judicial action, exercise their lien by offsetting such indebtedness against any commissions and other compensation otherwise due to the Producers.  These liens shall not be extinguished by the termination of this  Agreement.

All debit balances and other indebtedness of the Producers to TLIC will be debited to the Producers’ account, but debiting the Producers’ account will not relieve the Producer of the obligation to repay the indebtedness.   The Producers may not offset against any such indebtedness any compensation accrued or to accrue under this  Agreement.

10.   Investigations-  Producers,  TLIC and TCI agree to cooperate fully in any investigation  or proceeding  with respect to any Representative or the Producers to the extent that such investigation or proceeding is in connection with the Variable Products. Without limiting the foregoing:

a.  TLIC and TCI will promptly notify Producers of any substantive customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by it with respect to Producers or any Representative or with respect to TLIC or TCI which may affect the issuance of the Variable Products marketed under this Agreement.

b.  Producers will promptly notify TLIC and TCI of any substantive customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Producers with respect to Producers or to any Representative in connection with the Variable Products or any activity in connection therewith.

c.  In the case of a substantive customer complaint in connection with the Variable Products, TLIC, TCI, and Producers will cooperate in investigating such complaint, but any response to such complaint will be the sole responsibility of TLIC or TCI, as appropriate.

d.  For purposes of this Section 10, “substantive customer complaint” means any written communication primarily expressing a grievance by any person with whom the member has engaged, or has sought to engage, in any transaction or the disposition of securities or assets of that person.

11.   Indemnification-   Producers shall indemnify and hold harmless TLIC and TCI from any and all claims, damages, expenses, including reasonable attorney’s fees, liabilities or causes of action, asserted or brought by anyone, resulting from any negligent, fraudulent,  or  intentional  acts,  omissions,  or  errors  of  Producers,  their  employees,  registered  representatives,  other representatives, or agents in the offering for sale, solicitation, or servicing of the Variable Products, and from any negligent, fraudulent,  or  intentional  acts,  omissions,  or  errors  of  Producers,  their  employees,   registered  representatives,  other representatives, or agents in violation of Federal or State laws or regulations and FINRA rules of any nature, applicable to the offering for sale, solicitation, or servicing of the Variable Products.

Broker-Dealer shall assume full responsibility for the activities of all persons associated with it who are engaged directly or indirectly in the sales and securities operations of Broker-Dealer.  Broker-Dealer shall indemnify and hold harmless TLIC and TCI from any and all claims, damages, expenses, including reasonable attorney’s fees, liabilities or causes of action, asserted or brought by anyone, resulting from any private business transactions of any associated persons which are the subject of this paragraph.

TLIC and TCI shall indemnify and hold harmless Producers from any and all claims, damages, expenses, including reasonable attorney’s  fees, liabilities or causes of action, asserted or brought by anyone, resulting from any negligent,  fraudulent,  or intentional acts, omissions, or errors of TLIC or TCI or their employees in the offering for sale, solicitation, or servicing of the Variable Products, and from any negligent, fraudulent, or intentional acts, omissions, or errors of TLIC or TCI or their employees in violation of Federal or State laws or regulations and FINRA rules of any nature, applicable to the offering for sale, solicitation, or servicing of the Variable Products.

12.   Fidelity Bond-  Broker-Dealer represents that all of its directors, officers, employees and Representatives, who are appointed pursuant to this Agreement or who have access to funds of TLIC or TCI, shall at all times be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company.   This bond shall be maintained by Broker-Dealer at Broker-Dealer’s expense.  Such bond shall be, at least, of the form, type and amount required under FINRA’s Conduct Rules.  Producers shall maintain Errors and Omissions (“E & O”) insurance coverage in an amount satisfactory to TLIC and TCI.  The E & O insurance coverage shall include coverage for Producers and their Representatives, life agents and, if applicable, investment advisers.   TLIC may require evidence,  satisfactory to it, that E & O insurance coverage is in force and Producers shall give prompt written notice to TLIC of any notice of cancellation or change of coverage.

13.   Termination- TLIC or TCI may terminate this Agreement immediately and without notice if the Broker-Dealer fails to maintain its registration as a Broker-Dealer or its membership with FINRA.  TLIC or TCI may terminate this Agreement, with or without cause, immediately upon notice as provided in this Agreement if Broker-Dealer or Agencies violate this Agreement or fail to perform to TLIC or TCI's satisfaction under the terms and conditions of this Agreement, or if Broker-Dealer or Agencies are dissolved or become insolvent.  TLIC, TCI and Producers shall each have the right, upon thirty (30) days notice to the other, to terminate this Agreement for whatever reason deemed appropriate by such party.  Producers will provide TLIC and TCI with prior notification of

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any merger, acquisition, dissolution, insolvency, or if Broker-Dealer is no longer registered with the SEC or a member of FINRA. If a Broker-Dealer is still registered with the SEC and a member of FINRA, but terminates this Agreement, vesting will cease after the tenth (10th) year following the date of issue of the Policies. (As used herein, the term “vesting” refers to the right to receive compensation under commission schedules.)  If a Broker-Dealer is no longer registered with the SEC or a member of FINRA, all vesting will cease effective the date upon which Broker-Dealer is no longer registered with the SEC or no longer a member of FINRA.  Vesting may be terminated if a Broker-Dealer fails to comply with our rules and regulations or fails to conform to the terms and conditions of the Agreement or any other existing or future agreements with TLIC and/or TCI.  Producers shall continue to be liable for chargebacks pursuant to the provisions of the Commission Schedules or for any other amounts advanced by or otherwise due TLIC hereunder.  Notwithstanding the termination of this Agreement, TLIC, TCI and Producers acknowledge that each of them shall be individually and respectively liable, responsible and accountable for any and all actions undertaken prior to the effective date of the termination of this Agreement.   Sections 5, 6, 10, 11, 14, 15, 16, 17 and 18 and the sub-sections thereunder shall survive termination of this Agreement.

14.   Miscellaneous- Certain provisions of this Agreement are emphasized for the convenience of the reader.   Nevertheless, all provisions apply equally.  The headings and titles of paragraphs contained in this Agreement are for convenience only and have no effect upon the construction or interpretation of any part of this Agreement.

TLIC and TCI reserve the right, without notice to Producers, to suspend, withdraw, or modify the offering of the Variable Products or to change the conditions of their offering with respect to anyone.  Producers are not authorized to solicit the sale of any TLIC Variable Products until notified by TLIC or TCI of an effective registration statement with the SEC.

The right is reserved to TLIC and TCI to contract separately with any employee, representative, or agent of Producers in connection with non-variable products, provided that the terms of any such contract do not conflict with the provisions of this Agreement.

This Agreement is non-exclusive. Nothing contained herein shall prevent or restrict (i) TLIC or TCI from marketing said Variable Products through other stock brokerage firms, insurance agents and brokers, and through its own organization, or (ii) Producers from acting as agents and/or brokers for other insurance companies, whether or not affiliated with Producers, in any jurisdiction with respect to any insurance or securities product, including securities products similar or identical to those of TLIC or TCI.

Any manuals, guides, books, tapes, programs and other materials (hereinafter collectively referred to as “material”), if any, developed by TLIC or TCI, which may be delivered to Producers from time to time will be owned solely by TLIC or TCI, as the case may be; however, during such time as this Agreement is in effect between the parties hereto, if the Producers elect to do so, Representatives may use any such material which may have been delivered to the Producers by TLIC or TCI but may use them solely in the Producers' business hereunder, and upon such terms and conditions as TLIC or TCI may establish at the time of such delivery.  Upon termination of this Agreement, such material will be returned promptly to TLIC or destroyed in a manner acceptable to TLIC, unless Producer is required to retain said material in order to comply with FINRA, SEC or state laws, rules or regulations.

Attached hereto as Exhibit B is a list of jurisdictions in which Producers are licensed for purposes of soliciting applications for
Variable Products and receiving commissions thereon.

Certain of the Representatives may, from time to time, request access to certain account information with respect to the Variable Products (the "Account  Information")  via downloading  of such Account Information to an electronic mailbox which will be accessed by the Representatives, through their personal computers.   The Account Information will be accessed by the Representatives via software purchased from an outside vendor to whom TLIC provides access to the Account Information.  In exchange for the cooperation of TLIC in providing access to the Account Information for the convenience of the Representatives, Broker-Dealer agrees to assume sole responsibility to oversee and supervise the Representatives in the utilization of such Account Information, including verification of the accuracy of all written material produced by a Representative from the Account Information.   Further, Broker-Dealer  is solely responsible for ensuring that all FINRA, SEC and other regulations are fully complied with by the Representatives in connection with the utilization of and preparation of any written or oral material from the Account Information.  Broker-Dealer shall fully indemnify and hold harmless TLIC and TCI from any and all claims made against them by any party with respect to the Representatives' use of such Account Information.

Broker-Dealer acknowledges receipt of and agrees to comply with TLIC’s Code of Professional Conduct (“Code”) and agrees to establish and maintain policies and procedures to reasonably assure that its Representatives comply with the Code.

15.   Governing Law- This Agreement shall be interpreted in accordance with the laws of the State of Iowa.

16.   Binding Effect-  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns provided that no party may assign this Agreement or any rights or obligations hereunder without the prior written consent of all parties.  Each party represents and warrants to the other parties that it has full power and authority to enter into this Agreement, and that this Agreement has been duly executed by them and constitutes a legal, valid and binding agreement.

17.  Arbitration- The parties hereto agree to submit all disputes between or among the parties arising out of, or relating to, this
Agreement to arbitration before FINRA in accordance with FINRA’s Code of Arbitration Procedure, and agree that judgment upon

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the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  The parties further agree that such arbitration shall be final and binding on the parties, and that no party to this Agreement shall be entitled to punitive damages.

18.   Waiver-   Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed to be, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

19.   Notices and Communications- All notices and other binding communications under this Agreement shall be deemed to be validly given if sent by mail, by fax, or by email to the other party at the address or numbers of either party as set forth in this Agreement or as subsequently changed in accordance with this Agreement, except as required by law.

-Signature Page Follows-

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This Agreement shall be effective as of the date it is fully executed by all parties.  This Agreement constitutes the entire Agreement between the parties hereto.  However, TLIC and TCI reserve the right to modify the Commission Schedules ("Schedules") under this Agreement by publishing from time to time revised Schedules; such revised Schedules will govern new business applications executed on or after the date specified in the revised Schedules.   TLIC and TCI further reserve the right to amend from time to time this Agreement, other than its Schedules, by providing thirty (30) days notice to the Broker-Dealer; Broker-Dealer shall be deemed to have accepted all terms and conditions set forth in such amendment if no objections are received by TLIC and TCI within fifteen (15) days after notification is provided.   This Agreement supersedes in its entirety any and all previous agreements among the parties hereto with respect to the Variable Products.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officials as of the day and year first above written.

TRANSAMERICA LIFE INSURANCE COMPANY                                                                                              TRANSAMERICA CAPITAL, INC.

By:  /s/Greg Bobzien                                     By
Greg Bobzien                                        Blake Bostwick
Vice President                                        Chief Operatin Officer

BROKER-DEALER

(Name of Broker-Dealer)

By:	(Signature of Statutory Officer of Broker-Dealer, i.e. President, Vice President, Secretary or Treasurer)

                                     (Print Full Name)
                                    Title:

Contact Person	(Print Full Name)

  APPENDIX TO BROKER-DEALER SELLING AGREEMENT

The Agencies herein are affiliates of the Broker-Dealer named in the first paragraph of this Agreement.  Please include copies of all current insurance licenses.

Broker-Dealer:

Affiliate Name:
Affiliate Federal Tax ID:

tate(s) in which this Affiliate is insurance licensed:

Officers Name/Title:

Signature:
Officers Name/Title:

Signature:

Affiliate Name:
Affiliate Federal Tax ID:

State(s) in which this Affiliate is insurance licensed:

Officers Name/Title:

Signature:
Officers Name/Title:

Signature:

Affiliate Name:

Affiliate Federal Tax ID:

State(s) in which this Affiliate is insurance licensed:

Officers Name/Title:

Signature:
Officer Name/Title:

Signature:
Affiliate Name:

Affiliate Federal Tax ID:

State(s) in which this Affiliate is insurance licensed:

Officers Name/Title:

Signature:

Officers Name/Title:

Signature:

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APPENDIX TO BROKER-DEALER SELLING AGREEMENT

The Broker-Dealer named in this Agreement has adopted the use of the following assumed names and is doing business under such names in the states listed:  1) as required by State Departments of Insurance for the purpose of obtaining insurance licenses in those states; or  2) in compliance with FINRA’s Rules of Fair Practice Art III, Sec. 35.  These are not and cannot be considered to be "Agencies" as defined in the first paragraph of this Agreement.

Assumed Name ("DBA"):	STATE:
Assumed Name ("DBA"):	STATE:
Assumed Name ("DBA"):	STATE:
Assumed Name ("DBA"):	STATE:
Assumed Name ("DBA"):	STATE:
Assumed Name ("DBA"):	STATE:
Assumed Name ("DBA"):	STATE:
Assumed Name ("DBA"):	STATE:
Assumed Name ("DBA"):	STATE:
Assumed Name ("DBA"):	STATE:
Assumed Name ("DBA"):	STATE:

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EXHIBIT A

General Letter of Recommendation

Broker-Dealer hereby certifies to TLIC that all the following requirements will be fulfilled in conjunction with the submission of licensing/appointment  papers for all applicants as agents of TLIC submitted by Broker-Dealer.   Broker-Dealer  will, upon request, forward proof of compliance with same to TLIC in a timely manner.

1.
We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license.  Each individual is trustworthy, competent and qualified to act as an agent for TLIC and to hold himself or herself out in good faith to the general public.

2.
We have on file a U-4 form which was completed by each applicant.  We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our FINRA member firm, and each applicant is presently registered as a FINRA registered representative.

The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license and all findings of all investigative information are favorable.

3.
We certify that all educational requirements have been met for the specified state each applicant is requesting a license in, and that all such persons have fulfilled the appropriate examination, education and training requirements.

4.
If the applicant is required to submit his or her photograph or signature, or securities registration in the state in which he or she is applying for a license, we certify that those items forwarded to TLIC are those of the applicant and the securities registration is a true copy of the original.

5.
We hereby warrant that the applicant is not applying for a license with TLIC in order to place insurance chiefly and solely on the applicant’s life or property, or lives or property of the applicant’s relatives, or property or liability of the applicant’s associates.

6.
We will not permit any applicant to transact insurance as an agent until duly licensed.  No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

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EXHIBIT B TO

BROKER-DEALER SELLING AGREEMENT

1. The following is a list of jurisdictions in which Broker-Dealer is duly registered or licensed as a dealer or broker and is authorized to solicit the securities described in the Agreement:

(OR) All states of the United States except:

2. Notices permitted or required to be given to:

Transamerica Life Insurance Company and/or Transamerica Capital, Inc. P.O. Box 5068, Clearwater, FL 33758-5068

Broker-Dealer shall be given to:

Name

Address

City, State, Zip Code

Telephone Number

Fax Number

3. Broker-Dealer’s Taxpayer Identification Number:

4. Broker-Dealer’s CRD Number:

5. Licensing Contact:

E-mail address:

6. Life Insurance Coordinator:

E-mail address:

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EXHIBIT C TO

BROKER-DEALER SELLING AGREEMENT

BUSINESS ASSOCIATE AGREEMENT

AMENDMENT TO INSURANCE PRODUCTS SALES AGREEMENT
(HIPAA OMNIBUS RULE Published January 25, 2013)

THIS AMENDMENT TO the Broker-Dealer Selling Agreement (Variable Products) (“Agreement”) is entered into as of the date set forth below between TRANSAMERICA LIFE INSURANCE COMPANY, an Iowa corporation, on behalf of itself and the Covered Entity (as defined below), which are the health care components of Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, S tonebridge Life Insurance Company, Monumental Life Insurance Company, and Western Reserve Life Assurance Co. of Ohio, listed and identified below, on the one hand (individually and collectively, “the Covered Ent ity,” “ACE,” “we” or “us”), on the other hand, the Broker-Dealer which has signed this Agreement ( “Agent” or “you”).

WHEREAS, we have elected to adopt Affiliated Covered Entity status, as defined and permitted under the Health Insurance Porta bility and Accountability Act of 1996 and its rules and regulations (as any of the same may be amended or superseded from time to t ime, “HIPAA”), such designation has been appropriately adopted and documented, and the Covered Entity is authorized to enter into a Business Asso ciates Agreement on behalf of some or all other members of such ACE.  To the extent the HIPAA covered health care component of any such member of the ACE merges  with  another  affiliate  or  undergoes  a  corporate  name  change,  this  Amendment  shall  apply  to  any such  merged  and/or  rena med component/company.

WHEREAS, the Covered Entity and Agent are parties to a written agreement pursuant to which one, some or all of the Covered Entity have appointed Agent to solicit applications for insurance products subject to HIPAA, including but not limited to health insuranc e, life insurance with long term care riders, and/or long term care insurance policies and certificates issued by the Covered Entity on the terms and conditions set forth therein (the “Agreement”); and

WHEREAS, the Agreement obligates you to comply with applicable laws and regulations,

WHEREAS, for purposes of this Agreement, the term “Policyholder” means either the owner of an insurance product issued by the Covered Entity or the insured under any certificate of insurance issued by the Covered Entity, to the extent either such type of insurance i s covered by HIPAA,

WHEREAS, the parties desire to amend the Agreement as set forth more fully below to affirm your obligations to comply with th e legal and regulatory provisions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, we and you agree as follows: Section 1.  The Agreement is amended to include the following provisions as set forth below:

Compliance with HIPAA.  You shall comply with the privacy and security requirements of HIPAA.   Compliance with HIPAA includes the following:
(i)            You may use or disclose Protected Health Information only to perform your services under this Agreement, for the proper management and administration of your business (other than for cross-marketing and/or cross-selling of other policies or products, which are prohibited except to the extent specifically provided below), to carry out your legal responsibilities, or otherwise as requi red by law.  “Protected

Health Information” has the same meaning as the term “protected health information” in 45 C.F.R. §164.501 (as the same may be amended or superseded from time to time), limited to information that you create or that you receive from us or on our behalf, and includes information that relates to the past, present, or future physical or mental health or condition of a Policyholder, to the provision of health care to a Policyholder, or to the past, present, or future payment for the provision of health care to a Policyholder, and that identifies the Policyholder or for which there is a reasonable basis to believe that the information can be used to identify the Policyholder, in each case regardless of whether the Policyholder is living or deceased.   By way of illustration only, the following information shall constitute Protected Health Information with respect to a Policyholder: (A) name, (B) street address, city, county, precinct, and zip code, (C) dates directly related to the Policyhol der, including birth date, admission date, discharge date, and date of death, (D) telephone numbers, fax numbers, and electronic mail addresses, (E) soc ial security number, (F) medical record numbers, (G) health plan beneficiary numbers, (H) account numbers, (I) certificate/license numbers, (J) vehicle identifiers and serial numbers, including license plate numbers, and (K) any other unique identifying numbers, characteristics, or codes.
(ii)           You may not use or disclose Protected Health Information in any manner that would constitute a violation of 45 C.F.R. Parts

160 and 164.
(iii)           You shall comply with our request to accommodate  a Policyholder’s  access to his or her Protected  Health Information including support for a request for electronic access as provided by 45 C.F.R. §164.524.
(iv)           You shall comply with our request to amend Protected Health Information in accordance with a Policyholder’s request as provided by 45 CFR 164.526.

(v)           You shall keep a record of disclosures of or access to Protected Health Information that must be provided under HIPAA to an individual to whom the Protected Health Information relates.  You shall comply with any request that we make to provide us wi th information

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pertaining to such disclosures or access in such format as we reasonably may request.   Such provided information shall include the content as required under HIPAA.
(vi)           You shall make your internal practices, books, and records relating to uses and disclosures of Protected Health Information available to us (or to our designee) and to the Secretary of the U.S. Department of Health and Human Services (the “Secretary”), or to the
Secretary’s designee, for the purpose of confirming your compliance and/or our compliance with 45 C.F.R. Parts 160 and 164.

(vii)         Upon termination of this Agreement you shall limit all further uses and disclosures of the Protected Health Information except as required to comply with this Agreement or applicable law.

(viii)        You shall maintain appropriate administrative, physical and technical safeguards to prevent prohibited uses or disclosures, and to protect the confidentiality, integrity and availability, of any Protected Health Information that you create, receive, mai ntain or transmit. Such safeguards shall include development, implementation, and maintenance of a comprehensive written information security program compliant with applicable laws and designed to (A) protect the integrity and confidentiality of Protected Health Information, (B) protect ag ainst anticipated threats or hazards to the security, confidentiality and/or integrity of Protected Health Information, (C) protect against any unauthorized disclosure or use of Protected Health Information, (D) address computer and network security, (E) address physical security, and (F) provide fo r the secure disposal and destruction of Protected Health Information.
(ix)           You shall  ensure  that  any subcontractors  (as defined  in 45 C.F.R.  §160.101)  that  create,  receive,  maintain,  or transmit
Protected Health Information on your behalf agree to the same restrictions and conditions that apply to you with respect to such information.  You agree to enter into appropriate written agreements outlining these obligations and to obtain satisfactory assurances (as that term is contemplated in HIPAA) of such compliance by all subcontractors.  To the extent you make disclosures under 45 C.F.R. §164.504(e)(4), you will obtain reasonable assurances that Protected Health Information will be held in confidence and will not be used or disclosed outside of the inte nded purpose.
(x)           To the extent that we may require you to carry out Covered Entity’s obligations in accordance with the Agreement, under 45

C.F.R. §164 Subpart E, you will comply with the requirements of that Subpart which apply to Covered Entity in the  performance  of such obligations.
(xi)           You shall require that your directors, officers, and employees who have access to Protected Health Information agree to the same restrictions and conditions that apply to you with respect to such information.

Compliance with HITECH Act.
(i)           You agree and acknowledge that you are directly subject to HIPAA as amended by the Health Information Technology for
Economic and Clinical Health Act and its rules and regulations (as any of the same may be amended or superseded  from time to time, the “HITECH  Act”), including, without limitation, Sections 164.308,  164.310, 164.312 and 164.316 thereof, including its provision s relating to security and privacy of Protected Health Information as well as its enforcement and penalty pr ovisions.  You agree that you will (i) comply with all applicable security and privacy provisions of HIPAA as amended by the HITECH Act and as it may be amended from time to time; (ii) not act in any way to interfere with or hinder Covered Entity’s ability to comply with HIPAA as amended by the HITECH Act and as it may be amended from time to time; and (iii) use your best efforts to notify the Covered Entity without unreasonable delay and in any event w ithin three (3) business days of discovering a “breach,” as the term “breach” is defined in 45 C.F.R. §164.402, and as the terms “breach” and “discover” are further described in 45 C.F.R. §164.410(a)(2).

(ii)           In the event either party learns of a pattern of activity or practice of the other party that constitutes a material breach or violation of its obligations relating to Protected Health Information under the Agreement, the non -breaching party will take reasonable steps to cure the breach or end the violation.  If such steps are unsuccessful, the non-breaching party may terminate the Agreement, if feasible.  We reserve the right, in our sole discretion, to terminate this Agreement immediately upon notice in the event of any such material brea ch or security incident.
(iii)          You acknowledge and agree to adhere to any limitations on the disclosure and/or sale of Protected Health Information as required under 45 C.F.R. §164.508(d) and/or under HIPAA.

Additional Provisions Relating to Confidentiality Generally, GLBA, and HIPAA.
(i)           In response  to an unsolicited  direct  Policyholder,  Certificateholder,  or Consumer    inquiry,  you may disclose  Nonpublic

Personal Financial Information and Protected Health Information directly to, and may discuss such information directly with, the Policyholder, Certificateholder, or Consumer  to whom such information pertains, provided that such disclosure would not violate HIPAA if we made it.
(ii)           We acknowledge that you may have relationships with affinity groups and associations and that, as a result, you may receive information (“Group Member Information”) relating to their members (each a “Group Member”) that constitutes Nonpublic Personal Financial Information  and/or  Protected  Health  Information.   You and we agree that  a Group  Member’s  Group Member  Information  shall  const itute Nonpublic Personal Financial Information and/or Protected Health Information only from and after the time that a Group Member a pplies for a Policy.

(iii)          You may use Information, Nonpublic Personal Financial Information and/or Protected Health Information for cross-marketing and/or cross-selling of other policies or products to the extent, but only to the extent, that the Policyholder to whom such information p ertains has authorized you specifically in a writing that complies with HIPAA to do so and such marketing or selling is conducted in adherence with the restrictions on marketing and sale of Protected Health Information as provided under HIPAA.
(iv)           Any ambiguity in this Agreement shall be resolved in favor of a meaning that permits compliance with GLBA and HIPAA.
(v)           You shall notify us in writing without unreasonable delay and in any event within three (3) business days upon becoming aware of a violation of this Amendment, or of the occurrence of a “security incident,” as defined in 45 C.F.R. §164.304 .  You agree to cooperate fully with us in any security-incident investigation or resolution and agree that no notifications or communications to any individual(s), media outlets, state or federal regulatory authorities, or other third parties regarding th e incident shall be made without in each instance our specific prior written consent.

(vi)          You shall comply with all applicable state and local laws and regulations enacted to protect the privacy of individual person al information.
(vi)           We can modify this Amendment without your consent to reflect (i) future amendments of GLBA or HIPAA, or (ii) court orders interpreting the application of GLBA or HIPAA, or (iii) a material change in our business practices, but any such amen dment shall be

AG00471 TLIC Variable ACE Selling Agmt 04-09-14
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enforceable against you only after we have notified you in writing and provided you a reasonable time to comply with such change in our business practices.

Covered Entity.

This Amendment and the Agreement apply to services provided by Agent to any member of the Covered Entity, as listed and identified below, as that list may be amended or modified from time to time by notice to Agent of such change to the Covered Entity listing.  Such notice will be treated as an addendum to this Amendment and be enforceable against you only after we have notified you.

The members of the Covered Entity are:

THE HEALTH CARE COMPONENTS OF THE FOLLOWING ENTITIES:

•      TRANSAMERICA LIFE INSURANCE COMPANY

•      TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

•      STONEBRIDGE LIFE INSURANCE COMPANY

•      MONUMENTAL LIFE INSURANCE COMPANY

•      WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

Section 2.  As amended hereby, the Agreement is ratified and confirmed in all respects and is and remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and date first above written by their duly authorized officers for and on behalf of said entity.

.                                                                COVERED ENTITY

TRANSAMERICA LIFE INSURANCE COMPANY, ON BEHALF OF THE HEALTH CARE COMPONENTS OF ITSELF AND TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY, STONEBRIDGE LIFE INSURANCE COMPANY, MONUMENTAL LIFE INSURANCE COMPANY, AND WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

By:

/s/Greg Bobzien

Name: Greg Bobzien

Title: Vice President

BROKER-DEALER

(Name of Broker-Dealer)

By:	(Signature of Statutory Officer of Broker-Dealer, i.e. President, Vice President, Secretary or Treasurer)

                              (Print Full Name)

Title:

Contact Person:	(Print Full Name)